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EXHIBIT 23.6

Consent of Schlumberger Data and Consulting Services

        As independent petroleum engineers, we hereby consent to the reference to our Firm's name and the filing of our Firm's reserve report on the natural gas and oil reserves of Linn Energy, LLC as of September 30, 2005 as Appendix C to the Registration Statement on Form S-1 and related Prospectus of Linn Energy, LLC for the registration of units representing limited liability company interests.

/s/ JOSEPH H. FRANTZ, JR.
	Name:	Joseph H. Frantz, Jr.
	Title:	Consulting Services Operations Manager USLE
Pittsburgh, Pennsylvania December 9, 2005

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Consent of Schlumberger Data and Consulting Services